As filed with the Securities and Exchange Commission on May 20, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Carvana Co.

(Exact name of registrant as specified in its charter)

Delaware	81-4549921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1930 W. Rio Salado Parkway

Tempe, Arizona 85281

(480) 719-8809

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ernest Garcia, III

Chief Executive Officer

1930 W. Rio Salado Parkway

Tempe, Arizona 85281

(480) 719-8809

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C.

Robert E. Goedert, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share	(1)	(1)	(1)	(2)

(1)

An indeterminate amount of Class A Common Stock is being registered as may from time to time be offered at indeterminate prices. The proposed maximum offering price per security and aggregate offering price will be determined from time to time in connection with issuances of securities registered under this registration statement.

(2)

Omitted pursuant to General Instructions II.E of Form S-3. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees. Any registration fee will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

PROSPECTUS

Carvana Co.

Class A Common Stock

We may offer and sell shares of Class A common stock, par value $0.001 per share, from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

Our Class A common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “CVNA.”

We have two classes of common stock: Class A common stock and Class B common stock. Holders of the Class A common stock are entitled to one vote per share. Ernest Garcia, II, Ernest Garcia, III, and entities controlled by one or both of them (collectively, the “Garcia Parties”) are entitled to ten votes per share of Class B common stock they beneficially own, for so long as the Garcia Parties maintain, in the aggregate, direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the Class A common units (“Class A Units”) and Class B common units (“Class B Units” and together with the Class A Units (“LLC Units”)) of Carvana Group, LLC (“Carvana Group”) were exchanged for Class A common stock). All other holders of Class B common stock are each entitled to one vote per share. All holders of Class A and Class B common stock vote together as a single class except as otherwise required by applicable law. Holders of the Class B common stock do not have any right to receive dividends or distributions upon the liquidation or winding up of Carvana Co.

This prospectus may not be used to offer or sell any common stock unless accompanied by a prospectus supplement.

We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. The shares of Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.”

We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Investing in our Class A common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” in the applicable prospectus supplement and under similar headings in other documents incorporated by reference in this prospectus and such prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the shares of Class A common stock described in this prospectus. As allowed by the SEC’s rules, this prospectus provides a general description of our Class A common stock. Each time we sell Class A common stock, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus or any associated “free writing prospectus.” We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. In this prospectus, any reference to an applicable prospectus supplement may refer to a “free writing prospectus,” unless the context otherwise requires. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document.

We urge you to read carefully this prospectus and any accompanying prospectus supplement, together with the information incorporated herein and therein by reference as described under the heading “Incorporation of Documents By Reference,” before deciding whether to invest in the Class A common stock being offered.

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” “Carvana” and “our company” refer to and similar references refer to Carvana Co. and its consolidated subsidiaries, including Carvana Group, LLC and its subsidiaries (“Carvana Group”).

COMPANY OVERVIEW

Carvana is a leading e-commerce platform for buying and selling used cars. We are transforming the used car sales experience by giving consumers what they want—a wide selection, great value and quality, transparent pricing and a simple, no-pressure transaction. Each element of our business, from inventory procurement to fulfillment and overall ease of the online transaction, has been built for this singular purpose.

We provide a refreshingly different and convenient car buying experience that can save buyers time and money. On our platform, consumers can research and identify a vehicle, inspect it using our patented 360-degree vehicle imaging technology, obtain financing and warranty coverage, purchase the vehicle, and schedule delivery or pick-up, all from their desktop or mobile devices. Our transaction technologies and online platform transform a traditionally time consuming process by allowing customers to secure financing, complete a purchase and schedule delivery online in as little as 10 minutes.

We were incorporated in Delaware on November 29, 2016. Our Class A common stock is listed on the NYSE under the symbol “CVNA.” Our principal executive office is located at 1930 W. Rio Salado Parkway, Tempe, Arizona 85281, and our telephone number is (480) 719-8809. Our website address is www.carvana.com. This website address is not intended to be an active link, and information on, or accessible through, our website should not be construed to be part of this prospectus.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as updated from time to time by our subsequent filings with the SEC, which are incorporated herein by reference, together with the information in this prospectus and any other information incorporated by reference into this prospectus and the accompanying prospectus supplement. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our Class A common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to risks and uncertainties. All statements other than statements of historical fact included in this prospectus are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation and the effectiveness and completion of this offering are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

•	our history of losses and ability to maintain profitability in the future;

•	our ability to effectively manage our rapid growth;

•	our ability to maintain customer service quality and reputational integrity and enhance our brand;

•	our limited operating history;

•	the seasonal and other fluctuations in our quarterly operating results;

•	our relationship with DriveTime Automotive Group, Inc.;

•	our management’s accounting judgments and estimates, as well as changes to accounting policies;

•	our ability to compete in the highly competitive industry in which we participate;

•	the changes in prices of new and used vehicles;

•	our ability to acquire desirable inventory;

•	our ability to sell our inventory expeditiously;

•	our ability to sell and generate gains on the sale of automotive finance receivables;

•	our dependence on the sale of automotive finance receivables for a substantial portion of our gross profits;

•	our reliance on credit data for the automotive finance receivables we sell;

•	our ability to successfully market and brand our business;

•	our reliance on internet searches to drive traffic to our website;

•	our ability to comply with the laws and regulations to which we are subject;

•	the changes in the laws and regulations to which we are subject;

•	our ability to comply with the Telephone Consumer Protection Act of 1991;

•	the evolution of regulation of the Internet and e-commerce;

•	our ability to grow complementary product and service offerings;

•	our ability to address the shift to mobile device technology by our customers;

•	risks related to the larger automotive ecosystem;

•	the geographic concentration where we provide services and recondition and store vehicle inventory;

•	our ability to obtain affordable inventory insurance;

•	our ability to raise additional capital;

•	our ability to maintain adequate relationships with the lenders that finance our vehicle inventory purchases;

•	the representations we make with respect to our finance receivables we sell;

•	our reliance on our proprietary credit scoring model in the forecasting of loss rates;

•	our reliance on internal and external logistics to transport our vehicle inventory;

•

the risks associated with the construction and operation of our inspection and reconditioning centers, hubs and vending machines, including our dependence on one supplier for construction and maintenance for our vending machines;

•	our ability to finance vending machines and inspection and reconditioning centers;

•	our ability to protect the personal information and other data that we collect, process and store;

•	disruptions in availability and functionality of our website;

•	our ability to protect our intellectual property, technology and confidential information;

•	our ability to defend against claims that our employees, consultants or advisors have wrongfully used or disclosed trade secrets or intellectual property;

•	our ability to defend against intellectual property disputes;

•	our ability to comply with the terms of open source licenses;

•	conditions affecting automotive manufacturers, including manufacturer recalls;

•	our reliance on third party technology to complete critical business functions;

•	our dependence on key personnel to operate our business;

•	the resources required to comply with public company obligations;

•	the diversion of management’s attention and other disruptions associated with potential future acquisitions;

•	the restrictions that could limit the flexibility in operating our business imposed by the covenants contained in the indenture governing our senior unsecured notes;

•	the legal proceedings to which we may be subject in the ordinary course of business;

•	risks related to changes in the availability or cost of the financing to support the origination and sale of automotive finance receivables;

•	risks related to retained interests in the automotive finance receivables we originate; and

•	risks relating to our corporate structure and tax receivable agreements.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference herein.

All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

Unless indicated otherwise in any applicable prospectus supplement, we intend to contribute the net proceeds from the sale of shares of Class A common Stock offered by us under this prospectus and any related prospectus supplement to our wholly owned subsidiary, Carvana Co. Sub LLC (“Carvana Sub”), that will in turn use such net proceeds to acquire newly-issued Class A Units in Carvana Group at a purchase price per Class A Unit based on the applicable public offering price, less any applicable underwriting discounts and commissions. In turn, Carvana Group intends to use the net proceeds for general corporate purposes, which may include, but are not limited to, funding working capital, capital expenditures, operating expenses, repayment of existing indebtedness and the selective pursuit of business development opportunities, including to expand our current business through acquisitions of, or investments in, other businesses, products or technologies. Additional information on the use of net proceeds from the sale of shares of Class A common stock that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

ORGANIZATIONAL STRUCTURE

Overview

Carvana Co. is a Delaware corporation formed to serve as a holding company that holds an indirect interest in Carvana Group through its wholly owned subsidiary, Carvana Sub. Carvana Sub is a Delaware limited liability company that has elected to be treated as a corporation for U.S. federal income tax purposes. Neither Carvana Co. nor Carvana Sub engaged in any business or other activities other than in connection with their formation prior to Carvana Co.’s initial public offering (the “IPO”). Carvana Co.’s. sole asset is the capital stock of its wholly owned subsidiary, Carvana Sub, whose only assets are a membership interest in Carvana Group and a 0.1% ownership interest in Carvana, LLC, and operates and controls all of the business and affairs and consolidates the financial results of Carvana Group. The operating agreement of Carvana Group provides for two classes of common ownership interests in Carvana Group (one held by certain employees and consultants subject to vesting and a participation threshold, and one held by the other Carvana Group owners, including the Garcia Parties and Carvana Sub). We, Carvana Sub and holders of the LLC Units (the “LLC Unitholders”) are also parties to an exchange agreement (the “Exchange Agreement”) under which each LLC Unitholder (and certain permitted transferees thereof) may (subject to the terms of the Exchange Agreement) exchange their LLC Units for shares of our Class A common stock. To the extent such owners also hold Class B common stock, they will be required to deliver to Carvana Sub a number of shares of Class B common stock equal to the number of shares of Class A common stock being exchanged for. Any shares of Class B common stock so delivered will be cancelled. As a holder exchanges its LLC Units, our indirect interest in Carvana Group will be correspondingly increased.

The following diagram depicts our organizational structure. This diagram is provided for illustrative purposes only and does not purport to represent all legal entities owned or controlled by us, or owning a beneficial interest in us.

(1)

Shares of Class A common stock and Class B common stock vote as a single class. Each outstanding share of Class A common stock is entitled to one vote on all matters to be voted on by stockholders generally. The shares of Class B common stock have no economic rights. Each share of our Class B common stock held by the Garcia Parties entitles its holder to ten votes on all matters to be voted on by stockholders generally for so long as the Garcia Parties maintain direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the Class A Units and Class B Units were exchanged for Class A common stock). All other shares of our Class B common stock entitle their holder to one vote per share on all matters to be voted on by stockholders generally. In accordance with the Exchange Agreement, LLC Unitholders are entitled to exchange LLC Units, together with shares of Class B common stock in the case of certain Class A Units, for shares of Class A common stock determined in accordance with the Exchange Agreement or, at our election, for cash.

Incorporation of Carvana Co.

Carvana Co. was incorporated in Delaware on November 29, 2016. Our amended and restated certificate of incorporation authorizes two classes of common stock: Class A common stock and Class B common stock. In addition, our amended and restated certificate authorizes shares of undesignated preferred stock (including our Class A Convertible Preferred Stock), the rights, preferences and privileges of which may be designated from time to time by our Board. Our Class A common stock, Class B common stock and Class A Convertible Preferred Stock have the terms described in “Description of Capital Stock.”

Amended and Restated Operating Agreement of Carvana Group

The operations of Carvana Group, and the rights and obligations of the LLC Unitholders, are set forth in the Fourth Amended and Restated Limited Liability Company Agreement of Carvana Group, LLC, which we refer to as the “LLC Operating Agreement.”

Manager. Our wholly owned subsidiary, Carvana Sub, is a member and the sole manager of Carvana Group. As the sole manager, we are able to control all of the day-to-day business affairs and decision-making of Carvana Group without the approval of any other member, unless otherwise stated in the LLC Operating Agreement. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Carvana Group and the day-to-day management of Carvana Group’s business. Pursuant to the LLC Operating Agreement, Carvana Sub cannot be removed, under any circumstances, as the sole manager of Carvana Group except by our election.

Compensation. Carvana Sub is not entitled to compensation for our services as manager. We and Carvana Sub are entitled to reimbursement by Carvana Group for fees and expenses incurred on behalf of Carvana Group, including all expenses associated with this offering and maintaining our corporate existence.

Recapitalization. The LLC Operating Agreement provides for the Class A Units and Class B Units, which we refer to collectively as the “LLC Units.” The LLC Operating Agreement also reflects unlimited authorized LLC Units. Each LLC Unit entitles the holder to a pro rata share of the net profits and net losses and distributions of Carvana Group. Holders of LLC Units have no voting rights, except as expressly provided in the LLC Operating Agreement.

Distributions. The LLC Operating Agreement requires that tax distributions be made by Carvana Group to its members. Tax distributions generally will be made quarterly (i) to each member of Carvana Group holding non-convertible preferred units (currently only Carvana Sub), on a pro rata basis, based on the net taxable income of Carvana Group allocable to the holder of such convertible preferred units, (ii) to each member of Carvana Group holding Class A Units, including us, on a pro rata basis, based on the net taxable income of Carvana Group, and (iii) to each member of Carvana Group holding Class B Units, based on such member’s allocable share of the net taxable income of Carvana Group, in each case calculated at an assumed tax rate. Tax distributions made in respect of the convertible preferred units will be calculated at the assumed tax rate that is determined to be sufficient for Carvana Sub to pay its actual, current income tax obligations with respect to the net taxable income allocated by Carvana Group to Carvana Sub in respect of such convertible preferred units, and thus are expected to be calculated at a lower effective tax rate than tax distributions made in respect of the Class A Units and Class B Units. Additionally, the tax rates used to determine tax distributions will apply regardless of the actual final tax liability of any such member. We expect Carvana Group may make distributions out of distributable cash periodically to the extent permitted by our agreements governing our indebtedness and necessary to enable us to cover our operating expenses and other obligations, including our tax liability and obligations under the Tax Receivable Agreement, as well as to make dividend payments, if any, to the holders of our Class A common stock and Class A Convertible Preferred Stock.

Exchange Rights. The LLC Operating Agreement provides that the LLC Unitholders other than Carvana Sub (and certain permitted transferees thereof) may, pursuant to the terms of the Exchange Agreement, exchange their LLC Units for shares of our Class A common stock or cash. To the extent such owners also hold Class B common stock, they will be required to deliver to us a number of shares of Class B common stock equal to the number of shares of Class A common stock being exchanged for. As a holder exchanges its LLC Units, our interest in Carvana Group will be correspondingly increased. See “—Exchange Agreement.”

Issuance of LLC Units Upon Exercise of Options or Issuance of Other Equity Compensation. Upon the exercise of options issued by us, or the issuance of other types of equity compensation by us (such as the issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), our wholly owned subsidiary, Carvana Sub, will be required to acquire from Carvana Group a number of LLC Units equal to 1.25 times the number of shares of Class A common stock being issued in connection with the exercise of such options or issuance of other types of equity compensation subject to adjustment as set forth in the Exchange Agreement. When we issue shares of Class A common stock in settlement of stock options granted to persons that are not officers or employees of Carvana Group or its subsidiaries, we will cause Carvana Sub to make, or be deemed to make, a capital contribution to Carvana Group equal to the aggregate value of such shares of Class A common stock, and Carvana Group will issue to Carvana Sub a number of LLC Units equal to 1.25 times the number of shares of Class A common stock we issued subject to adjustment as set forth in the Exchange Agreement. When we issue shares of Class A common stock in settlement of stock options granted to persons that are officers or employees of Carvana Group or its subsidiaries, we will be deemed to have sold directly to the person exercising such award a portion of the value of each share of Class A common stock equal to the exercise price per share, and Carvana Sub will be deemed to have sold directly to Carvana Group (or the applicable subsidiary of Carvana Group) the difference between the exercise price and market price per share for each such share of Class A common stock. In cases where we grant other types of equity compensation to employees of Carvana Group or its subsidiaries, on each applicable vesting date Carvana Sub will be deemed to have sold to Carvana Group (or such subsidiary) the number of vested shares at a price equal to the market price per share, Carvana Group (or such subsidiary) will deliver the shares to the applicable person, and Carvana Sub will be deemed to have made a capital contribution in Carvana Group equal to the purchase price for such shares in exchange for a number of LLC Units corresponding to the ratio of shares of Class A common stock to LLC Units.

Maintenance of Four-to-Five Ratio of Shares of Class A Common Stock and LLC Units Owned by Carvana Co. The LLC Operating Agreement requires that (1) we at all times maintain a ratio of 1.25 LLC Units owned by Carvana Sub for each share of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities and subject to adjustment as set forth in the Exchange Agreement, and taking into account Carvana Sub’s 0.1% ownership interest in Carvana, LLC), and (2) Carvana Group at all times maintain a four-to-five ratio between the number of shares of Class A common stock issued by us and the number of LLC Units owned by Carvana Sub.

Transfer Restrictions. The LLC Operating Agreement generally does not permit transfers of LLC Units by members, subject to limited exceptions. Any transferee of LLC Units that is admitted as a member of Carvana Group must assume all of the obligations of a transferring member with respect to the transferred units.

Dissolution. The LLC Operating Agreement provides that Carvana Group may be dissolved voluntarily only at the election of the manager. In addition to a voluntary dissolution, Carvana Group will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (1) first, to pay the expenses of winding up Carvana Group; (2) second, to pay debts and liabilities owed to creditors of Carvana Group, other than members; (3) third, to pay debts and liabilities owed to members; and (4) fourth, to the members pro-rata in accordance with their respective percentage ownership interests in Carvana Group (after accounting for the participation thresholds of outstanding Class B Units and as determined based on the number of vested LLC Units held by a member relative to the aggregate number of all outstanding vested LLC Units).

Confidentiality. Each member agrees to maintain the confidentiality of Carvana Group’s confidential information. This obligation excludes information independently obtained or developed by the members, information that is in the public domain or otherwise disclosed to a member, in either such case not in violation of a confidentiality obligation or disclosures required by law or judicial process or approved by our chief executive officer.

Indemnification and Exculpation. The LLC Operating Agreement provides for indemnification of the manager, members and officers of Carvana Group and their respective subsidiaries or affiliates. To the extent permitted by applicable law, Carvana Group will indemnify us, Carvana Sub as its manager, its authorized officers, its other employees and agents from and against any losses, liabilities, damages, costs, expenses, fees or penalties incurred by any acts or omissions of these persons, provided that the acts or omissions of these indemnified persons are not the result of fraud, intentional misconduct or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.

We, Carvana Sub, as the manager, and the authorized officers and other employees and agents of Carvana Group will not be liable to Carvana Group, its members or their affiliates for damages incurred by any acts or omissions of these persons, provided that the acts or omissions of these exculpated persons are not the result of fraud or intentional misconduct.

Amendments. The LLC Operating Agreement may be amended with the consent of the holders of a majority in voting power of the outstanding LLC Units. Notwithstanding the foregoing, no amendment to any of the provisions that expressly require the approval or action of certain members may be made without the consent of such members and no amendment to the provisions governing the authority and actions of the manager or the dissolution of Carvana Group may be amended without the consent of the manager.

Exchange Agreement

Pursuant to the Exchange Agreement, each LLC Unitholder other than Carvana Sub (and certain permitted transferees thereof) may (subject to the terms of the exchange agreement) exchange their LLC Units for shares of our Class A common stock or, at our election, for cash. To the extent such owners also hold Class B common stock, they will be required to deliver to us a number of shares of Class B common stock equal to the number of shares of Class A common stock being exchanged for. Any shares of Class B common stock so delivered will be cancelled. As a holder exchanges its LLC Units, our indirect interest in Carvana Group will be correspondingly increased. LLC Unitholders may exchange LLC Units for shares of our Class A common stock (or, at our election, for cash) at any time upon their election.

When an LLC Unitholder exchanges Class A Units and, if applicable, shares of Class B common stock, they will receive four shares of Class A common stock for every five Class A Units or, at our option, cash equal to the value of a share of Class A common stock (the “Class A Common Stock Value”) multiplied by 0.8 times the number of Class A Units being exchanged. The Class A Common Stock Value will equal the average of the volume weighted average prices for a share of Class A common stock for each of the three consecutive full trading days ending on and including the last full trading day immediately prior to the related date of exchange.

Class B Units are subject to vesting and a participation threshold, and as a result, LLC Unitholders exchanging Class B Units will receive a number of shares of Class A Common Stock equal to the Class A Common Stock Value less the applicable participation threshold multiplied by 0.8 times the number of Class B Units being exchanged, divided by the Class A Common Stock Value, subject to adjustment as set forth in the Exchange Agreement.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. The following description may not contain all of the information that is important to you. To understand the material terms of our Class A common stock, you should read our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the SEC.

General

Our amended and restated certificate of incorporation (our “certificate”) authorizes capital stock consisting of:

•	500,000,000 shares of Class A common stock, par value $0.001 per share;

•	125,000,000 shares of Class B common stock, par value $0.001 per share; and

•	50,000,000 shares of undesignated preferred stock, with a par value per share that may be established by the Board in the applicable certificate of designations.

As of May 16, 2019 we had 44,734,714 and 101,380,607 shares of our Class A common stock and Class B common stock issued and outstanding, respectively.

The following summary describes the material provisions of our capital stock. We urge you to read our amended and restated certificate of incorporation and our amended and restated bylaws, which have been filed with the SEC.

Certain provisions of our certificate and our amended and restated bylaws (our “bylaws”) summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Class A common stock.

Class A Common Stock

Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our Class A common stock do not have cumulative voting rights in the election of directors.

Holders of shares of our Class A common stock will vote together with holders of our Class B common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our certificate of incorporation described below or as otherwise required by applicable law or the certificate.

Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our Board out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of shares of our Class A common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class A common stock.

Class B Common Stock

Each holder of Class B common stock is entitled to one vote for each share of Class B common stock held of record by such holder; provided that each holder that, together with its affiliates (which, in the case of the Garcia Parties, includes each other Garcia Party), (1) beneficially owned 50% or more of the LLC Units immediately following the completion of the IPO and (2) as of the applicable record date or other date of determination maintains direct or indirect beneficial ownership of an aggregate of at least 25% of the outstanding shares of Class A common stock (determined assuming that each LLC Unit held by holders other than Carvana Sub were exchanged for Class A common stock), is entitled to ten votes for each share of Class B common stock held of record by such holder. As a result, because only the Garcia Parties met the 50% ownership threshold at the completion of the IPO, only the Garcia Parties are entitled to ten votes per share of Class B common stock they beneficially own, for so long as the Garcia Parties maintain, in the aggregate, direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock). Each other share of our Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. The Garcia Parties holding shares of our Class B common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of stockholders when the Garcia Parties’ direct or indirect beneficial ownership of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock) is less than 25%. The holders of our Class B common stock do not have cumulative voting rights in the election of directors.

Holders of shares of our Class B common stock vote together with holders of our Class A common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our certificate of incorporation described below or as otherwise required by applicable law or the certificate.

Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon dissolution or liquidation or the sale of all or substantially all of our assets. Additionally, holders of shares of our Class B common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class B common stock. Any amendment of our certificate of incorporation that gives holders of our Class B common stock (1) any rights to receive dividends or any other kind of distribution, (2) any right to convert into or be exchanged for Class A common stock or (3) any other economic rights will require, in addition to stockholder approval, the affirmative vote of holders of our Class A common stock voting separately as a class.

Holders of Class A Units own 100% of our outstanding Class B common stock.

Preferred Stock

Under the terms of our certificate, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.

Forum Selection

Our certificate provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action asserting a claim against the company or any director or officer of the company arising pursuant to any provision of the DGCL, our certificate or our bylaws or (4) any other action asserting a claim against the company or any director or officer of the company that is governed by the internal affairs doctrine. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

Anti-Takeover Provisions

Our certificate, bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Class A common stock held by stockholders. These provisions include:

Dual Class of Common Stock. As described above in “—Class A Common Stock “ and “—Class B Common Stock,” our certificate provides for a dual class common stock structure pursuant to which the Garcia Parties holding our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote for so long as the Garcia Parties maintain, in the aggregate, direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock), thereby giving the Garcia Parties the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, and current investors, executives and employees with the ability to exercise significant influence over those matters.

Classified Board. Our certificate provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our Board. Our certificate provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our Board. Our Board currently has six members.

Stockholder Action by Written Consent. Our certificate precludes stockholder action by written consent at any time the Garcia Parties are no longer entitled to ten votes for each share of Class B common stock held of record on all matters submitted to a vote.

Special Meetings of Stockholders. Except as required by law, special meetings of our stockholders shall be called at any time only by or at the direction of our Board or the chairman of our Board; provided, however, (1) at any time when the Garcia Parties beneficially own any of our Class B common stock, special meetings of our stockholders shall also be called by our Board or the chairman of our Board at the request of the Garcia

Parties and (2) at any time when the Garcia Parties holding our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote, special meetings of our stockholders shall also be called by holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote on all matters to be voted on by stockholders generally, voting together as a single class. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of us.

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our Board; provided, however, such advance notice procedure does not apply to the Garcia Parties. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws will not give our Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Removal of Directors; Vacancies. Directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when the Garcia Parties holding our Class B common stock are no longer entitled to ten votes for each share held of record on all matters submitted to a vote, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the company entitled to vote thereon, voting together as a single class. In addition, our certificate provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on our Board that results from an increase in the number of directors and any vacancies on our Board will be filled at any time when the Garcia Parties holding our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote, either (1) upon the affirmative vote of a majority in voting power of all outstanding shares of capital stock entitled to vote thereon, voting together as a single class or (2) if no such appointment has been made by the tenth day following the occurrence of the vacancy, or if such shareholders holding a majority in voting power of all outstanding shares of capital stock notify our Board that no appointment shall be made, by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by the sole remaining director. At any time the Garcia Parties holding our Class B common stock are no longer entitled to ten votes for each share held of record on all matters submitted to a vote, any newly created directorship on our Board that results from an increase in the number of directors and any vacancy occurring on our Board will be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by the sole remaining director.

Supermajority Approval Requirements. Our Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware and our certificate. For as long as the Garcia Parties holding our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote, any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of a majority in voting power of the outstanding shares of our stock entitled to vote on such amendment, alteration, change, addition, rescission or repeal. When the Garcia Parties holding our Class B common stock are no longer entitled to ten votes for each share held of record on all matters submitted to a vote, any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate requires a greater percentage.

At any time when the Garcia Parties holding our Class B common stock are no longer entitled to ten votes for each share held of record on all matters submitted to a vote, the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% (as opposed to a majority threshold that would apply when holders of our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote) in voting power of all the then-outstanding shares of stock entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our bylaws;

•	the provisions providing for a classified Board (the election and term of our directors);

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding entering into business combinations with interested stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our Board and newly created directorships;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

The combination of the classification of our Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to stock exchange rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Business Combinations. We are not subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: (1) before the stockholder became an interested stockholder, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or (3) at or after the time the stockholder became an interested stockholder, the business combination was approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.

We have opted out of Section 203; however, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the company for a three-year period. This provision may encourage companies interested in acquiring the company to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our certificate of incorporation provides that the Garcia Parties, and any of their direct or indirect transferees and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions that will be included in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Corporate Opportunity Doctrine

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates acting in their capacity as our employee or director. Our certificate provides that, to the fullest extent permitted by law, any director or stockholder who is not employed by us or our affiliates will not have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any director or stockholder, other than directors or stockholders acting in their capacity as our director or as a stockholder, acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our certificate will not renounce our interest in any business opportunity that is expressly offered to an employee director or employee in his or her capacity as a director or employee of Carvana Co. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of Carvana Co. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219.

Listing

Our Class A common stock is listed on the NYSE under the trading symbol “CVNA.”

PLAN OF DISTRIBUTION

We may sell our Class A common stock from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell our Class A common stock to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute our Class A common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of our Class A common stock, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	the purchase price of shares of our Class A common stock or other consideration therefor and the proceeds, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional shares of Class A common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which our Class A common stock may be listed.

Only underwriters named in a prospectus supplement will be underwriters of our Class A common stock offered by that prospectus supplement. Dealers and agents participating in the distribution of our Class A common stock may be deemed to be underwriters and compensation received by them on resale of our Class A common stock may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the shares of our Class A common stock for their own account and may resell the shares of our Class A common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of our Class A common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the shares of our Class A common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the shares of our Class A common stock offered by the prospectus supplement, other than the shares of our Class A common stock covered by any option to purchase additional shares of Class A common stock. If a dealer is used in the sale of the shares of our Class A common stock, we or an underwriter will sell the shares of our Class A common stock to the dealer, as principal. The dealer may then resell the shares of our Class A common stock to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell Class A common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our Class A common stock and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our Class A common stock on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our Class A common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of our Class A common stock offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

The validity of the Class A common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Some of the partners of Kirkland & Ellis LLP are investors in, or are partners in partnerships that are investors in, the issuer of Class A common stock. Any underwriters or agents will be advised about other issues relating to any offering by counsel named in the applicable prospective supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Class A common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the Class A common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2018;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2019;

•	our Current Reports on Form 8-K filed on February 27, 2019 (with respect to Items 5.02 and 9.01 only), April 2, 2019, April 22, 2019, April 25, 2019 and April 26, 2019; and

•

the description of our Class  A common stock contained in our Registration Statement on Form 8-A filed on April 27, 2017, including any amendment or report filed for the purpose of updating this description.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including prior to the termination of the offering of the Class A common stock made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Carvana Co.

1930 W. Rio Salado Parkway

Tempe, Arizona 85281

Attn: Investor Relations Department

Phone: (480) 719-8809

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses payable by Carvana Co. in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions:

Amount to be paid
Securities and Exchange Commission registration fee	$ (1)
FINRA fee	225,500
Printing expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Transfer Agent fees and expenses (including counsel’s fees)	(2)
Miscellaneous expenses	(2)

Total	$(2)

(1)

In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee. The registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.

(2)	These expenses are calculated in part based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

We are party to indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16.	Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

5.1	Opinion of Kirkland & Ellis LLP.

10.1	Fourth Amended and Restated Limited Liability Company Agreement of Carvana Group, LLC, dated April 27, 2017, by and among Carvana Group, LLC and its Members (as defined therein) (incorporated by reference to Exhibit 10.2 to Carvana Co.’s Current Report on Form 8-K filed with the SEC on May 3, 2017).

10.2	Amendment No. 1 to Fourth Amendment and Restated LLC Agreement of Carvana Group (incorporated by reference to Exhibit 10.46 to Carvana Co.’s Annual Report on Form 10-K filed with the SEC on March 6, 2018).

10.3	Amendment No. 2 to the Fourth Amended and Restated Limited Liability Company Agreement of Carvana Group, LLC effective September 21, 2018 (incorporated by reference to Exhibit 99.1 to Carvana Co.’s Current Report on Form 8-K filed with the SEC on October 5, 2018)

23.1	Consent of Independent Registered Public Accounting Firm.

Exhibit No.	Description

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this registration statement).

*	To be filed by amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on May 20, 2019.

Carvana Co.

By:	/s/ Ernest C. Garcia, III
Name: Ernest C. Garcia, III
Title: Chief Executive Officer

***

Power of Attorney

The undersigned directors and officers of Carvana Co. hereby appoint each of Paul Breaux and John McKeon, as attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 20, 2019.

Signature	Title

/s/ Ernest C. Garcia, III Ernest C. Garcia, III	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Mark Jenkins Mark Jenkins	Chief Financial Officer (Principal Financial Officer)

/s/ John McKeon John McKeon	Senior Director of Accounting and Controller (Principal Accounting Officer)

/s/ Dan Quayle Dan Quayle	Director

/s/ Michael Maroone Michael Maroone	Director

/s/ Neha Parikh Neha Parikh	Director

Signature	Title

/s/ Ira Platt Ira Platt	Director

/s/ Greg Sullivan Greg Sullivan	Director